Exhibit 99.1

Primis Financial Corp. Announces Sale of Minority Interest in Southern Trust Mortgage, LLC

Contact: Dennis J. Zember Jr., CEO

Phone: 804-997-2406

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

For immediate release

Glen Allen, VA, September 23, 2021 – Primis Bank (the “Bank”), the wholly-owned subsidiary of Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), announced today that it has entered into an agreement with Southern Trust Mortgage, LLC (“STM”), a regional mortgage banking company and an affiliate of the Bank, whereby STM will repurchase all of the Bank’s common membership interests and a portion of the Bank’s preferred interests in STM. At closing, STM will continue to be a borrower of the Bank, but the Bank will no longer be a minority owner of STM.

The Company expects to record a pre-tax charge of approximately $2.9 million related to the transaction in the third quarter of 2021. The Company will also no longer accrue earnings related to the Bank’s common membership interests in STM. The transaction is expected to close in the fourth quarter of 2021.

About Primis Financial Corp.

As of June 30, 2021, Primis had $3.40 billion in total assets, $2.29 billion in total loans and $2.75 billion in total deposits. Primis Bank, the Company’s banking subsidiary, provides a range of financial services to individuals and small- and medium-sized businesses through forty-one full-service branches in Virginia and Maryland and through certain internet and mobile applications.

Forward-Looking Statements

This press release contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the future performance of the Company. Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are no guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. You should not place undue reliance on such forward-looking statements. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

2